UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 2, 2022

Granite Point Mortgage Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38124	61-1843143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Bryant Park, Suite 2400A
New York,	NY	10036
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (212) 364-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	GPMT	NYSE
7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	GPMTPrA	NYSE
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in Item 5.07 of this Current Report on Form 8-K, at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Granite Point Mortgage Trust Inc. (the “Company”) held on June 2, 2022, the Company’s stockholders approved the proposed Granite Point Mortgage Trust Inc. 2022 Omnibus Incentive Plan (the “Incentive Plan”). The Company’s Board of Directors (the “Board”) approved the Incentive Plan on March 17, 2022, subject to Company stockholder approval. The Incentive Plan permits grants of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, other stock-based awards and other cash-based awards to employees, certain consultants of the Company and its subsidiaries (and certain approved affiliates) and members of the Board.

The maximum number of shares of the Company’s common stock that may be issued under the Incentive Plan is 7,250,000 shares, subject to adjustment upon certain changes in the Company’s capitalization.

The Incentive Plan will expire on June 2, 2032, unless terminated sooner by the Board or its delegate. A description of the Incentive Plan is provided in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 18, 2022. The foregoing description of the Incentive Plan is qualified in its entirety by the terms of the Incentive Plan, which is incorporated by reference as Exhibit 10.1 hereto and incorporated by reference herein. Grants under the Incentive Plan may be evidenced by entry into award agreements, including a Restricted Stock Unit Agreement for Executives, Performance Stock Unit Agreement for Executives, and Restricted Stock Unit Agreement for Directors, forms of which are filed as Exhibits 10.2, 10.3, and 10.4 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 2, 2022, for the purpose of: (i) electing five directors to serve on the Board until the 2023 Annual Meeting of Stockholders; (ii) approving on an advisory basis the compensation of the Company’s named executive officers; (iii) approving the proposed Incentive Plan described in Item 5.02 of this Current Report on Form 8-K; and (iv) ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

On April 4, 2022, the record date for the Annual Meeting, there were 53,855,577 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. There were 44,158,345 shares represented in person or by proxy at the Annual Meeting, constituting a quorum for the transaction of business.

Proposal 1 — Election of Directors

Each of the five director nominees proposed by the Board was elected to serve as a director until the Company’s 2023 Annual Meeting of Stockholders, or until his or her successor is duly elected and qualified. The voting results for each director nominee were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Tanuja M. Dehne	32,093,980	413,880	88,789	11,561,696
Stephen G. Kasnet	32,235,275	270,880	90,494	11,561,696
W. Reid Sanders	32,240,875	265,057	90,717	11,561,696
John A. Taylor	32,309,832	189,730	97,087	11,561,696
Hope B. Woodhouse	32,185,357	325,412	85,880	11,561,696

Proposal 2 — Approval of Advisory Vote on Executive Compensation

Stockholders approved the advisory resolution on the Company’s executive compensation. The proposal received the following final voting results:

For	Against	Abstain	Broker Non-Votes
31,409,053	926,043	261,553	11,561,696

Proposal 3 — Approval of Proposed Incentive Plan

Stockholders approved the proposed Granite Point Mortgage Trust Inc. 2022 Omnibus Incentive Plan. The proposal received the following final voting results:

For	Against	Abstain	Broker Non-Votes
30,639,771	1,784,846	172,032	11,561,696

Proposal 4 — Ratification of Selection of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The proposal received the following final voting results:

For	Against	Abstain
43,589,786	122,293	446,266

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Granite Point Mortgage Trust Inc. 2022 Omnibus Incentive Plan (incorporated by reference to Appendix B to Granite Point Mortgage Trust Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 18, 2022)

10.2	Form of Restricted Stock Unit Agreement for Executives under Granite Point Mortgage Trust Inc. 2022 Omnibus Incentive Plan
10.3	Form of Performance Stock Unit Agreement for Executives under Granite Point Mortgage Trust Inc. 2022 Omnibus Incentive Plan
10.4	Form of Restricted Stock Unit Agreement for Directors under Granite Point Mortgage Trust Inc. 2022 Omnibus Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE POINT MORTGAGE TRUST INC.

	By:	/s/ MICHAEL J. KARBER
Michael J. Karber
General Counsel and Secretary

Date: June 3, 2022